                                                                                                   June 1, 2001

Monongahela Power Company
1310 Fairmont Avenue
Fairmont, West Virginia 26554
Attn: Thomas C. Sheppard, Jr.

Chase Manhattan Trust Company, National Association
   as Successor Trustee under the Security Agreements
   referred to in the Assumption and Indemnity Agreement
   (as defined below)
1 Oxford Centre
301 Grant Street, Suite 1100
Pittsburgh, PA 15219
Attn: Elaine D. Renn

Alfred J. Lemley, as Individual Trustee
   under the Deed of Trust and Security
   Agreement of Monongahela Power Company,
   dated as of November 1, 1997, as supplemented
10 Club View Drive
Fairmont, WV 26554

Re: Assumption under Assumption and Indemnity Agreement (as defined below)

Ladies and Gentlemen:

           Reference is made to the Assumption and Indemnity Agreement, dated as of June 1, 2001 (the "Assumption and Indemnity Agreement"), among MP Generating Company, a Delaware limited liability company ("Indemnitor"), Monongahela Power Company, an Ohio corporation ("Issuer"), and the Holder, as defined therein. Capitalized terms used herein shall have the meaning ascribed to them in the Assumption and Indemnity Agreement.

MP Generating has merged into Allegheny Energy Supply Company, LLC, (the "Company") on the date hereof.

Pursuant to Section 4.2 of the Assumption and Indemnity Agreement, the Company, in connection with such merger, hereby assumes and covenants to be solely liable and responsible for and to perform all obligations of MP Generating under the Assumption and Indemnity Agreement. Such assumption and covenant shall be effective as of the date hereof.

Truly yours, Allegheny Energy Supply Company, LLC By: /S/ DAVID C. BENSON Name: David C. Benson Title: Vice President

ACKNOWLEDGED BY: MONONGAHELA POWER COMPANY By: /S/ JAMES R. HANEY Dated as of June 1, 2001 Name: James R. Haney Title: Vice President

ACKNOWLEDGED BY: CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE, AS HOLDER By: /S/ E. D. RENN Dated as of June 1, 2001 Name: E.D. Renn Title: Vice President

                                                                                                   August 1, 2000

The Potomac Edison Company
800 Cabin Hill Drive
Greensburg, PA 15601
Attn: Thomas C. Sheppard, Jr.

Chase Manhattan Trust Company, National Association
   as Successor Trustee under the Security Agreements
   referred to in the Assumption and Indemnity Agreement
   (as defined below)
1 Oxford Centre
301 Grant Street, Suite 1100
Pittsburgh, PA 15219
Att: Elaine D. Renn

Alfred J. Lemley, as Individual Trustee
   under the Deed of Trust and Security
   Agreement of The Potomac Edison Company,
   dated November 1, 1997, as supplemented
10 Club View Drive
Fairmont, WV 26554

Re: Assumption under Assumption and Indemnity Agreement (as defined below)

Ladies and Gentlemen:

          Reference is made to the Assumption and Indemnity Agreement, dated August 1, 2000, among PE Transferring Agent, LLC, a Delaware limited liability company ("Indemnitor"), The Potomac Edison Company ("Issuer"), and the Holder, as defined therein (the "Assumption and Indemnity Agreement"). Capitalized terms used herein shall have the meaning ascribed to them in the Assumption and Indemnity Agreement.

          As of the date hereof, PE Generating Company, LLC, a Delaware limited liability company ("PE Generating") has, pursuant to a Letter of Assumption (the "Letter"), assumed and covenanted to be solely liable and responsible for and to perform all obligations of Indemnitor under the Assumption and Indemnity Agreement.

          PE Generating has merged with Allegheny Energy Supply Company, LLC, (the "Company") on the date hereof.

          Pursuant to Section 4.2 of the Assumption and Indemnity Agreement, the Company, in connection with such merger, hereby assumes and covenants to be solely liable and responsible for and to perform all obligations of PE Generating under the Assumption and Indemnity Agreement and the Letter. Such assumption and covenant shall be effective as of the date hereof.

Truly yours, Allegheny Energy Supply Company, LLC By: /S/ PETER J. SKRGIC NAME: Peter J. Skrgic TITLE: President

ACKNOWLEDGED BY: THE POTOMAC EDISON COMPANY By: /S/ PETER SKRGIC Dated as of July, 2000 Name: Peter Skrgic Title: Vice President

ACKNOWLEDGED BY: CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE, AS HOLDER By: /S/ E. D. RENN Dated as of July, 2000 Name: E.D. Renn Title: Vice President

                                                                                                   November 18, 1999

West Penn Power Company
800 Cabin Hill Drive
Greensburg, PA 15601
Attn: Carol G. Russ

Chase Manhattan Trust Company, National Association
  as Trustee under the Security Agreements
  referred to in the Assumption and Indemnity Agreement
  as defined herein
1 Oxford Centre
301 Grant Street, Suite 1100
Pittsburgh, PA 15219
Att: Elaine D. Renn

Alfred J. Lemley, as Individual Trustee
under the Deed of Trust and Security
Agreement of West Penn Power Company,
dated November 1, 1997, as supplemented
10 Club View Drive
Fairmont, WV 26554

Gentlemen:

          Reference is made to the Assumption and Indemnity Agreement, dated November 17, 1999, between West Penn Transferring Agent LLC, a Pennsylvania limited liability company ("Indemnitor"), West Penn Power Company ("Issuer") and the Holder, as defined therein (the "Assumption and Indemnity Agreement"). Capitalized terms used herein shall have the meaning ascribed to them in the Assumption and Indemnity Agreement.

          Indemnitor has agreed to transfer to Allegheny Energy Supply Company, LLC, (the "Company"), and the Company has agreed to accept and acquire, on the date hereof, all or substantially all of the Mortgaged Facilities or Mortgaged Site, as such terms are defined in the Security Agreements.

          Pursuant to Section 4.2 of the Assumption and Indemnity Agreement, the Company, in connection with such acceptance and acquisition, hereby assumes and covenants to be solely liable and responsible for and to perform all obligations of Indemnitor under the Assumption and Indemnity Agreement. Such assumption and covenant shall be effective as of the date hereof.

Truly yours, Allegheny Energy Supply Company, LLC By: /S/ PETER J. SKRGIC Name: Peter J. Skrgic Title: President

ACKNOWLEDGED BY: WEST PENN POWER COMPANY By: /S/ RONALD A. MAGNUSON Dated November 18, 1999 Name: Ronald A. Magnuson Title: Vice President

ACKNOWLEDGED BY: CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS HOLDER By: /S/ E. D. RENN Dated as of November 18, 1999 Name: E.D. Renn Title: Vice President